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                                AMENDMENT TO THE
                      INTERNATIONAL SPECIALTY PRODUCTS INC.
                      1991 INCENTIVE PLAN FOR KEY EMPLOYEES
                            AND DIRECTORS, AS AMENDED


1. This Amendment (the "Amendment") to the International Specialty Products Inc. 1991 Incentive Plan for Key Employees and Directors, as amended (the "Plan"), is effective as of December 31, 1995, subject to stockholder approval.

2. Section 9 of the Plan is hereby amended by deleting such section in its entirety and substituting in lieu thereof a new Section 9 to read in its entirety as follows:

                  "9. KEY EMPLOYEE OPTION PRICE.

                      Except as otherwise provided in this Section 9, the
                  Committee shall have full authority, in its discretion, to determine the Option price per share at which Options granted under the Plan shall be exercisable; provided, however, that
                  (a) the Option price of any Non-Qualified Option shall be not less than 50% of the Fair Market Value of the shares of Common Stock subject to such Option on the date such Option is granted and (b) the Option price of any Qualified Option shall be not less than 100% of the Fair Market Value of the shares of Common Stock subject to such Option on the date such Option is granted; and provided further that the Option price of any Qualified Option granted to a Key Employee who is an Over-Ten-Percent Shareholder shall be not less than 110% of the Fair Market Value of the shares of Common Stock subject to such Option on the date such Option is granted. In any event, the Option price shall not be less than the par value of the shares subject to the Option."

3. Section 11 of the Plan is hereby amended by deleting such section in its entirety and substituting in lieu thereof a new Section 11 to read in its entirety as follows:

                  "11.  EXERCISE OF OPTIONS BY KEY EMPLOYEES.

                  Subject to Section 16 hereof, and except as otherwise provided in this Section 11, the Committee shall have full authority, in its discretion, to determine the expiration date of any Option granted under the Plan and the vesting period, if any, over which an Option shall be exercisable by a Key Employee; provided, however, that the Committee may, in its discretion, on a case-by-case basis, amend each outstanding Option exercisable by a Key Employee to allow the exercise of such Option, in whole or in part, upon, a Change in Control of the Corporation. No Qualified Option granted to a Key Employee who is an Over-Ten-Percent Shareholder shall be exercisable as to all or any portion of the shares of Common Stock subject thereto more than five years after the date of grant."